EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in the Registration Statements (on Form S-3 filed with the SEC on November 17, 1995 and Registration Statements S-8 filed with the SEC on March 28, 1996 and May 9, 2000) of Juniata Valley Financial Corp. of our report dated April 22, 2005, with respect to the effectiveness of Juniata Valley Financial Corp.'s internal control over financial reporting included in this Amended Annual Report (Form 10-K/A).



                                     /s/ BEARD MILLER COMPANY LLP


Pittsburgh, Pennsylvania
April 29, 2005



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